UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Optical Cable Corporation Acquires SMP Data Communications

On May 30, 2008, Optical Cable Corporation acquired Superior Modular Products Incorporated (doing business as SMP Data Communications) (“SMP”), from Preformed Line Products Company (“PLP”), for a purchase price of $11.5 million, subject to certain minimum working capital requirements and related purchase price adjustments. SMP is located near Asheville, North Carolina. The transaction was effected by an Agreement and Plan of Merger, dated May 30, 2008 (the “Merger Agreement”), entered into among Optical Cable Corporation (as purchaser), Aurora Merger Corporation, a Delaware corporation and a newly formed wholly owned subsidiary of Optical Cable Corporation (“Merger Sub”), PLP (as seller) and SMP, whereby SMP was merged with and into Merger Sub. Under the terms of the Merger Agreement, PLP is entitled to receive $11.5 million subject to certain purchase price adjustments, in exchange for all of the outstanding common shares of SMP.

The transaction was consummated on May 30, 2008 in accordance with the terms of the Merger Agreement.

The Merger Agreement is attached hereto as Exhibit 2.1.

Optical Cable Corporation’s press release on June 2, 2008, regarding its acquisition of SMP is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated May 30, 2008, by and among Optical Cable Corporation, Aurora Merger Corporation, Performed Line Products Company and Superior Modular Products Incorporated

99.1	Press release issued by Optical Cable Corporation on June 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Vice President and Chief Financial Officer

Dated: June 2, 2008

EXHIBIT INDEX

OPTICAL CABLE CORPORATION

Current report on Form 8-K

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated May 30, 2008, by and among Optical Cable Corporation, Aurora Merger Corporation, Performed Line Products Company and Superior Modular Products Incorporated

99.1	Press release issued by Optical Cable Corporation on June 2, 2008